EXHIBIT 1-c


                               ABN AMRO BANK N.V.
                             ABN AMRO HOLDING N.V.


                       Global Medium-Term Notes, Series A


                    SUPPLEMENTAL U.S. DISTRIBUTION AGREEMENT



                                                           September __, 2003

To the Agents listed on the
    signature page hereof

Dear Sirs and Mesdames:

     ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands (the "Bank"), confirms its agreement with the Agents with respect to the issue and sale from time to time by the Bank and ABN AMRO Holding N.V., a public limited liability company incorporated under the laws of The Netherlands ("Holding"), primarily inside the United States (each, an "offering") of up to $2,044,250,000 (or the equivalent thereof in one or more foreign currencies) aggregate initial public offering price of its Global Medium- Term Notes, Series A, due more than 9 months from the date of issue (the "Notes"), subject to reduction as a result of the sale by the Bank of (i) Global Medium-Term Notes, Series B, to be sold primarily outside the United States, and (ii) any other debt securities sold pursuant to the Bank's Registration Statement No. 333-89136. This Supplemental U.S. Distribution Agreement (this "Supplement") supplements and forms a part of the U.S. Distribution Agreement dated as of July 8, 2002 among the Bank and the Agents named therein (the "Base Distribution Agreement"). Capitalized terms not otherwise defined in this Supplement shall have the meaning ascribed to them in the Base Distribution Agreement.

     Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Base Distribution Agreement and in this Supplement shall, after this Supplement becomes effective, refer to the Base Distribution Agreement as supplemented by this Supplement.

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     The Notes are issued as senior indebtedness of the Bank pursuant to the provisions of an indenture dated as of November 27, 2000 (as supplemented by the First Supplemental Indenture dated as of September __, 2003, and as may be supplemented or amended from time to time, the "Indenture") among the Bank, Holding and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee (the "Trustee").

     The Notes will be entitled to the benefit of a full and unconditional guarantee by Holding (the "Guarantee") as set forth in the Indenture, pursuant to which Holding will guarantee any payments to be made by the Bank on the Notes.

     The Bank and Holding have filed with the Securities and Exchange Commission (the "Commission") a post effective amendment to the registration statement, including a prospectus, relating to the Notes and the Guarantee. Such registration statement, including the exhibits thereto, as amended as of the Recommencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Bank and Holding propose to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Base Prospectus." The term "Prospectus" means the Base Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to the Notes and the Guarantee, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Base Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by Holding or the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Bank and Holding have filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     1. Representations and Warranties. Holding represents and warrants to and agrees with you as of the Recommencement Date, as of each date on which you solicit offers to purchase Notes following receipt of a Selling Agency Invitation, as of each date on which the Bank accepts an offer to purchase Notes (including any purchase by you as principal pursuant to a Terms Agreement), as of each date the Bank issues and delivers Notes and as of each date the Registration


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Statement or the Base Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Base Prospectus and the Prospectus, each as amended or supplemented to each such date):

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to Holding or the Bank in writing by you expressly for use therein or
(B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee and (2) the representations and warranties set forth in clauses (ii), (iii) and (iv) above, when made as of the Recommencement Date or as of any date on which you solicit offers to purchase Notes or on which the Bank accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Base Prospectus.

     (c) Holding has been duly created and is validly existing as a public limited liability company incorporated under the laws of The Netherlands and has the power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus.


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     (d) Each subsidiary of Holding has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (where such legal concept has relevance), has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Holding and its subsidiaries, taken as a whole.

     (e) This Agreement has been duly authorized, executed and delivered by Holding.

     (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by Holding and is a valid and binding agreement of Holding, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

     (g) The Guarantees have been duly authorized and established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Guarantees will be entitled to the benefits of the Indenture and will be valid and binding obligations of Holding, enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

     (h) The execution and delivery by Holding of this Agreement and the Indenture and the performance by Holding of its obligations under this Agreement and the Indenture will not contravene any provision of applicable law or the articles of association of Holding or any agreement or other instrument binding upon Holding or any of its subsidiaries that is material to Holding and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Holding or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Holding of its obligations under this Agreement and the Indenture, except such as may be required by the securities or Blue Sky laws of the various states in


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connection with the offer and sale of the Notes; provided, however, that no representation is made or warranty given as to whether the purchase of the Notes constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

     (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Holding and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

     (j) There are no legal or governmental proceedings pending or threatened to which Holding or any of its subsidiaries is a party or to which any of the properties of Holding or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

     (k) Each of Holding and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on Holding and its subsidiaries, taken as a whole.

     (l) Holding is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Section 1(b)(ii), (iii) and (iv) and 1(g) (except as to due authorization of the Guarantees) and 1(h), when made as of the Recommencement Date, or as of any date on which you solicit offers to purchase Notes, with respect to any Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with Holding, baskets of such securities, equity indices or other factors, shall be deemed not to


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


address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

     (m) Delivery. The documents required to be delivered by Section 3 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Bank upon receipt of a Selling Agency Invitation shall be delivered at the office of Davis Polk & Wardwell, not later than 4:00 p.m., New York time, on the date hereof, or at such other time and/or place as you and the Bank may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which you begin soliciting offers to purchase Notes pursuant to such Offering and (ii) the first date on which the Bank accepts any offer by you to purchase Notes as principal. The date of delivery of such documents is referred to herein as the "Recommencement Date."

     2. Agreements. Holding agrees with you that:

     (a) Prior to the termination of any offering of the Notes pursuant to any Terms Agreement, Holding will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless Holding has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of Holding's periodic filings with the Commission required to be filed pursuant to
Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings Holding will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing sentence, Holding will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. Holding will promptly advise you (i) of the filing of any amendment or supplement to the Base Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by Holding of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Holding will use its reasonable best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as practicable the withdrawal thereof. If the Base Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by


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

reference in the Prospectus, you shall not be obligated to solicit offers to purchase Notes so long as you are not reasonably satisfied with such document.

     (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of Holding, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, Holding will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by Holding, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If Holding shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to paragraph (f) below and Sections 4(a), 4(b) and 4(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 2(b), until the distribution of any Notes you may own as principal has been completed, if any event described above in this paragraph (b) occurs, Holding will, at its own expense, forthwith prepare and cause to be filed as soon as practicable with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request and shall furnish to you pursuant to paragraph (f) below and Sections 4(a), 4(b) and 4(c) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement.

     (c) Holding will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the Commission


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thereunder covering twelve month periods beginning, in each case, on the earlier of January 1, or July 1 with respect to each sale of Notes.

     (d) Holding will furnish to each Agent, without charge, (i) a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request and (ii) in connection with any purchase of Notes pursuant to a Terms Agreement or solicitation of an offer to purchase Notes that is accepted by Holding, prior to 10:00 a.m. New York City time on the business day next succeeding the date of such Terms Agreement or the acceptance of such offer, as many copies of the Prospectus, as then amended or supplemented (including the Prospectus Supplement relating to the Notes to be purchased pursuant to such Terms Agreement or accepted offer), as you may reasonably request.

     (e) During the term of this Agreement, Holding shall furnish to you such relevant documents and certificates of officers of Holding relating to the business, operations and affairs of Holding, the Registration Statement, the Base Prospectus, any amendments or supplements thereto, the Indenture, the Guarantees, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by Holding of its obligations hereunder or thereunder as you may from time to time reasonably request.

     3. Conditions of the Obligations of the Agents. Your obligation to solicit offers to purchase Notes as agent of Holding in connection with any offering of Notes with respect to which you have received a Selling Agency Invitation and your obligation to purchase Notes as principal pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of Holding herein, to the accuracy of the statements of Holding's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by Holding of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of your obligation to purchase Notes, at the time Holding accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified below:

     (a) Prior to such solicitation or purchase, as the case may be:

          (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of Holding and its subsidiaries,


                                       8
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     taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

          (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded Holding or any of Holding's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (other than any such notice or downgrading relating to or arising from the announcement by Moody's Investors Service on May 22, 2002, to review the long-term credit rating and financial strength rating of Holding and Holding's United States entities);

     (A) except, in each case described in paragraph (i), (ii) or above, as disclosed to you in writing by Holding prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made or (B) the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

     (b) On the Recommencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received:

          (i) The opinion, dated as of such date, of Clifford Chance Limited Liability Partnership, special Dutch counsel to Holding, or of other counsel satisfactory to you and who may be an officer of Holding, to the effect that:

               (A) Holding is: (i) registered as a public limited liability company (naamloze vennootschap), (ii) founded by Royal Decree No. 163 dated March 29, 1824 and duly incorporated by deed dated February 7, 1825, (iii) validly existing under the laws of The Netherlands, and
          (iv) licensed as a credit institution (kredietinstelling) under the Act on the Supervision of Credit Institutions (Wet Toezicht Kredietwezen) ("ASCI") and registered as such in the register as referred to in Article 52 of the ASCI. Holding has:


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                    (1) corporate power and corporate capacity to execute and
               deliver the Indenture and this Agreement, authorize the distribution of the Prospectus on its behalf, undertake and perform the obligations expressed to be assumed by it in the Indenture and this Agreement; and

                    (2) taken all internal corporate action required by the
               Articles of Association and by Dutch corporate law to authorize, execute and deliver the Indenture and this Agreement.

               (B) each of the Indenture and this Agreement has been validly executed on behalf of Holding and constitutes the valid and legally binding obligations of Holding, enforceable in accordance with its terms.

               (C) no authorizations, licences, approvals, orders or consents, registrations, recordations or filings with any court, governmental authority, bureau, official agency or body in The Netherlands are required under the laws and regulations of The Netherlands for (or in connection with):

                    (1) the distribution by or on behalf of Holding of the
               Prospectus; or

                    (2) the execution and delivery by Holding of the Indenture and this Agreement and the performance of its obligations thereunder; or

                    (3) the payment by Holding, when due, of all sums which it may be liable to pay in respect of the Guarantees or under the Indenture, or this Agreement in the currency in which they are stated to be payable;

          provided however, that with respect to (1) and (2) above, any agent offering securities or distributing the Prospectus in or from The Netherlands (whether electronically or otherwise) will be licensed or exempt pursuant to Articles 7 and 10 inclusively of the Securities Market Supervision Act 1995.

          In themselves, none of the matters referred to in (C)(1) through
          (C)(3) above, conflicts or will conflict with or result in a breach of any provision of (or constitute a breach of or default under):


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                    (1) the Articles of Association; or

                    (2) any law or generally applicable regulation of The Netherlands to which Holding is subject which would make the Indenture, the Guarantees or this Agreement, or parts thereof, null and void or subject to avoidance or nullification in The Netherlands.

               (D) the statements in the Registration Statement, as then amended or supplemented, under Item 8, first paragraph, insofar as such statements constitute summaries of the legal matters, referred to therein, fairly summarize the matters referred to therein.

               (E) the agreement of Holding that the Indenture, the Guarantees and this Agreement shall be governed by and construed in accordance with the laws of the State of New York is legal, valid and binding, and the courts of The Netherlands will observe and give effect to the choice of the laws of the State of New York as the law governing such documents in any proceedings in relation to such documents, but when applying the laws of the State of New York as the law governing such documents, the courts of competent jurisdiction of The Netherlands, if any, by virtue of the 1980 Rome Convention on the Law Applicable to Contractual Obligations (the "Rome Convention"):

                    (1) may give effect to the mandatory rules of law of
               another country with which the situation has a close connection, if and insofar as, under the law of the latter country, those rules must be applied whatever the law applicable to such documents (a limitation on the chosen law arising under article 7 (1) of the Rome Convention);

                    (2) will apply the law of The Netherlands in a situation
               where it is mandatory irrespective of the law otherwise applicable to such documents (a limitation on the chosen laws arising under article 7 (2) of the Rome Convention);

                    (3) may refuse to apply the laws of the State of New York
               if such application is manifestly incompatible with the public policy of The Netherlands (a limitation on


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               the chosen laws arising under article 16 of the Rome
               Convention); and

                    (4) shall have regard to the law of the country in which
               performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance (article 10(2) of the Rome Convention).

               (F) the submission by Holding to the exclusive jurisdiction of the courts in New York in respect of any proceedings arising out of or in relation to the Indenture, the Guarantees and this Agreement is valid and legally binding upon Holding. Nevertheless, the president of a competent Court (Rechtbank) in The Netherlands, in any matter where the plaintiff seeks provisional measures in summary proceedings (kort geding) or levy a prejudgment attachment, may assume jurisdiction notwithstanding a contractual submission to jurisdiction; the waiver by Holding of any objection to the venue of a proceeding of a New York Court is legal, valid and binding.

               (G) when the Notes have been validly executed on behalf of the Bank and, authenticated, delivered and paid for in accordance with the terms of this Agreement and any applicable Written Terms Agreement, the Guarantees will constitute valid and legally binding obligations of Holding enforceable in accordance with their respective terms. Each of the Indenture, this Agreement and any applicable Written Terms Agreement constitutes the valid and legally binding obligation of Holding, enforceable in accordance with their respective terms.

          (ii) The opinion, dated as of such date, of Davis Polk & Wardwell, counsel for the Agents, to the effect that:

               (A) assuming the forms of the Notes have been duly authorized by the Bank as a matter of Dutch law, the forms of the Notes have been duly authorized and established in conformity with the provisions of the Indenture and when the Notes have been executed by the Bank and authenticated by the Trustee or its duly appointed agent in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Guarantees will be valid and binding obligations of Holding, enforceable in accordance with their respective terms, except as the


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          enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or law.;

               (B) the execution and delivery by Holding of the Indenture, this Supplement and the performance by Holding of its obligations under such agreements will not contravene any provision of applicable U.S. federal or New York State law that in such counsel's experience is normally applicable to transactions of the type contemplated by such agreements, and no consent, approval, authorization or order of or qualification with any U.S. federal or New York State governmental body or agency that in such counsel's experience is normally applicable to transactions of the type contemplated by such agreements is required for the performance by Holding of its obligations under the Guarantees, the Indenture and this Supplement except that no opinion is expressed herein with respect to (i) the applicability of the securities or Blue Sky laws of the various states in connection with the offer and sale of any Notes or (ii) whether the purchase of any Notes constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

               (C) the statements relating to legal matters or documents included in the Prospectus, as amended or supplemented through the date hereof, under the captions "Description of Debt Securities" and "Description of Notes," in each case fairly summarizes in all material respects such matters or documents;

               (D) such counsel confirms its opinion set forth in the Prospectus Supplement dated September __, 2003 under the caption "United States Federal Taxation" and that, subject to the qualifications set forth therein, the discussion set forth in the Prospectus Supplement under such caption is an accurate summary of the U.S. federal income tax matters described therein.

     Notwithstanding the foregoing, the opinions described in subparagraphs
(A), (B) and (C) of paragraph (b)(ii) above, when contained in an opinion delivered on the Recommencement Date or pursuant to Section 4(b), shall be deemed not to address the application of the Commodity Exchange Act, as


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amended, or the rules, regulations or interpretations of the Commodity Futures
Trading Commission to Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with Holding, baskets of such securities, equity indices or other factors.

     The opinion of Clifford Chance Limited Liability Partnership described in paragraph (b)(i) above shall be rendered to you at the request of Holding and shall so state therein. In addition, such opinion and the opinion described in paragraph (b)(ii) above shall expressly provide that any agent that becomes an Agent hereunder following the Recommencement Date may rely on such opinion as though it were addressed to such agent (it being understood that such opinion speaks only as of the date of such opinion).

     (c) On the Recommencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate of Holding, dated the Recommencement Date or such Settlement Date, as the case may be, and signed by two authorized signatories of Holding, to the effect set forth in subparagraph (a)(iii) above, and to the effect that the representations and warranties of Holding contained in this Agreement are true and correct as of such date, that Holding has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date and as to such other matters as you shall reasonably request.

     (d) On the Recommencement Date and on each Settlement Date, Holding shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

     4. Additional Agreements of Holding. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for (i) the specific terms of the Notes or (ii) a change you deem to be immaterial), Holding will deliver or cause to be delivered forthwith to you a certificate signed by an executive officer of Holding, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 3(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

     (b) Each time Holding furnishes a certificate pursuant to Section 4(a) (other than any amendment or supplement to the Registration Statement or Prospectus caused by the filing of a Report on Form 6-K unless you shall reasonably request based on disclosure included or omitted from such Report),

Holding will furnish or cause to be furnished forthwith to you a written opinion of counsel for Holding. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to you and shall be of the same tenor as the opinions referred to in Section 3(b), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

     (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, Holding shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 3(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a "cut-off date" no more than three business days prior to the date of such letter.

     5. Indemnification and Contribution. Section 6 of the Base Distribution Agreement is hereby replaced in its entirety with the following:

     "6. Indemnification and Contribution. (a) The Bank and Holding agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Bank or Holding shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Bank and Holding in writing by you expressly for use therein.

     (b) You agree to indemnify and hold harmless The Bank and Holding, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Bank or Holding within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Bank or Holding to you, but only with reference to information relating to you furnished to the Bank in writing by you expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to paragraph (a) above, and by the Bank and Holding, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there were to be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank and Holding on the one hand and you on the other hand from the offering of such Notes or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank and Holding on the one hand and you on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank and Holding on the one hand and you on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Bank and Holding bear to the total discounts and commissions received by you in respect thereof. The relative fault of the Bank and Holding on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by The Bank, Holding or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Bank, Holding and you agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Bank and Holding, their officers and you set forth in or made pursuant to this Agreement or any Terms Agreement will remain operative and in full force and effect regardless of any termination of this Agreement or any such Terms Agreement, any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Bank and Holding, their officers or directors or any person controlling the Bank and Holding and acceptance of and payment for any of the Notes."

     6. Offering Restrictions. (a) If any Notes are to be offered outside the United States, you will not offer or sell any such Notes in any jurisdiction or if any consent, approval or permission is needed for such offer or sale for or on behalf of Holding unless such consent, approval or permission has been previously obtained. Subject to the obligations of Holding set forth in Section 2 of this Agreement, Holding shall have no responsibility for, and you will obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Notes, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

     7. Termination. Section 9 of the Base Distribution Agreement is hereby replaced in its entirety with the following:

     "9. Termination. This Agreement may be terminated at any time either by the Bank and Holding or by you upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of either parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the third paragraph of Section 2(a),the last sentence of Section 3(b) and Sections 7, 10, 11 and 13 of the Base Distribution Agreement and the last sentence of
Section 2(b) and Sections 2(c), 5, 9 and 11 of the Supplement shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Bank and Holding but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 2(b), 2(c), 3(a), 3(d), 3(e), 3(f), 3(g), 3(i), 4 and 5 of the Base Distribution Agreement and Sections 1, 2(a), 2(d), 2(e), 3 and 4 of the Supplement shall also survive until such delivery has been made.

     8. Notices. All communications hereunder, if sent to Holding, will be mailed, delivered or telefaxed and confirmed to Holding at [250 Bishopsgate, London EC2M 4AA, England, Attention: GEDD-New Issues], with a copy to Deanna Kirkpatrick, Esq., Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (telefax number: 212-450-3135) and Laura Schisgall, Esq., ABN AMRO Incorporated, 55 East 52nd Street, New York, New York 10055 (telefax number:
212-450-7303).

     9. Successors. Any reference in the Base Distribution Agreement to parties thereto shall include Holding.

     10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     11. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

     12. Submission to Jurisdiction. Section 15 of the Base Distribution Agreement is hereby replaced in its entirety with the following:

     "Section 15. Submission to Jurisdiction. The Bank and Holding agree that any legal suit, action or proceeding brought by any Agent or by any person controlling any Agent, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. Holding has appointed Jonathan Feigelson, Chief Legal Officer, ABN AMRO WCS Holding Company, as its authorized agent (the "Authorized Agent") upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by any

Agent and the Bank expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Bank and Holding and such appointment shall have been accepted by such successor authorized agent. The Bank and Holding represent and warrant that the Authorized Agent has agreed to act as said agent for service of process, and Holding agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank and Holding shall be deemed, in every respect, effective service of process upon the Bank and Holding."

     13. Judgment Currency. Section 16 of the Base Distribution Agreement is hereby replaced in its entirety with the following:

     "Section 16. Judgment Currency. The Bank and Holding, on the one hand, and the Agents severally, on the other hand, agree, to indemnify the other against loss incurred as a result of any judgment or order being given or made for any amount due hereunder or under the Notes and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified party would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by it if such indemnified party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Bank and Holding and the Agents and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency."

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Bank, Holding and you.


                                    Very truly yours,

                                    ABN AMRO BANK N.V.


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    ABN AMRO HOLDING N.V.


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:

The foregoing supplement to the
U.S. Distribution Agreement
is hereby confirmed and accepted
as of the date first above written.


                                        ABN AMRO FINANCIAL SERVICES, INC.


                                        By:
                                           ----------------------------------
                                           Name: Melissa Toth
                                           Title: First Vice President

                                        Notices hereunder shall be sent to:

                                            135 S. LaSalle Street
                                        -------------------------------------
                                            Chicago, IL 60603
                                        -------------------------------------

                                        Attention:  Anthony Pecora
                                                  ---------------------------
                                        Telefax:    312-554-6497
                                                -----------------------------

The foregoing supplement to the
U.S. Distribution Agreement
is hereby confirmed and accepted
as of the date first above written.


                                        ABN AMRO INCORPORATED


                                        By:
                                           ----------------------------------
                                           Name: Mark Curtis
                                           Title: Vice President

                                        Notices hereunder shall be sent to:


                                        -------------------------------------

                                        -------------------------------------

                                        Attention:
                                                  ---------------------------
                                        Telefax:
                                                -----------------------------

The foregoing supplement to the
U.S. Distribution Agreement
is hereby confirmed and accepted
as of the date first above written.


                                        ADVEST, INC.


                                        By:
                                           ----------------------------------
                                           Name: Robert T. Keane, Jr.
                                           Title: Vice President

                                        Notices hereunder shall be sent to:


                                        -------------------------------------

                                        -------------------------------------

                                        Attention:
                                                  ---------------------------
                                        Telefax:
                                                -----------------------------

U.S. Distribution Agreement
is hereby confirmed and accepted
as of the date first above written.


                                        FERRIS BAKER WATTS, INC.


                                        By:
                                           ----------------------------------
                                           Name: Kevin P. Past
                                           Title: Senior Vice President

                                        Notices hereunder shall be sent to:

                                           Ferris, Baker Watts, Inc.
                                        -------------------------------------
                                           250 W. Pratt Street, Suite 500
                                        -------------------------------------
                                           Baltimore, MD 20201
                                        -------------------------------------

                                        Attention:  Kevin P. Past
                                                  ---------------------------
                                        Telefax:    410-230-2268
                                                -----------------------------

The foregoing supplement to the
U.S. Distribution Agreement
is hereby confirmed and accepted
as of the date first above written.


                                        FIRST INSTITUTIONAL SECURITIES, LLC


                                        By:
                                           ----------------------------------
                                           Name: Matthew Boardman
                                           Title: Managing Director
                                                  Fixed Income Trading

                                        Notices hereunder shall be sent to:


                                        -------------------------------------

                                        -------------------------------------

                                        Attention:
                                                  ---------------------------
                                        Telefax:
                                                -----------------------------

The foregoing supplement to the
U.S. Distribution Agreement
is hereby confirmed and accepted
as of the date first above written.


                                        WACHOVIA SECURITIES, INC.


                                        By:
                                           ----------------------------------
                                           Name: John Dolan
                                           Title: Senior Vice President

                                        Notices hereunder shall be sent to:


                                        -------------------------------------

                                        -------------------------------------

                                        Attention:
                                                  ---------------------------
                                        Telefax:
                                                -----------------------------

The foregoing supplement to the
U.S. Distribution Agreement
is hereby confirmed and accepted
as of the date first above written.


                                        H & R BLOCK FINANCIAL ADVISORS


                                        By:
                                           ----------------------------------
                                           Name: John Freeman
                                           Title: Director of Fixed Income

                                        Notices hereunder shall be sent to:


                                        -------------------------------------

                                        -------------------------------------

                                        Attention:
                                                  ---------------------------
                                        Telefax:
                                                -----------------------------

The foregoing supplement to the
U.S. Distribution Agreement
is hereby confirmed and accepted
as of the date first above written.


                                        MCDONALD INVESTMENTS, INC.


                                        By:
                                           ----------------------------------
                                           Name: Carol A. Grubb
                                           Title: First Vice President

                                        Notices hereunder shall be sent to:

                                             Carol A. Grubb
                                        -------------------------------------
                                             McDonald Investments
                                        -------------------------------------

                                        Attention:  Carol A. Grubb
                                                  ---------------------------
                                        Telefax:    216-443-2905
                                                -----------------------------

The foregoing supplement to the
U.S. Distribution Agreement
is hereby confirmed and accepted
as of the date first above written.


                                        RYAN, BECK & COMPANY


                                        By:
                                           ----------------------------------
                                           Name: Steven Rockoff
                                           Title: Senior Vice President

                                        Notices hereunder shall be sent to:


                                        -------------------------------------

                                        -------------------------------------

                                        Attention:
                                                  ---------------------------
                                        Telefax:   973-597-1254
                                                -----------------------------